Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-11

Fermi LLC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001	(1)	457(a)	37,375,000	$22.00	$822,250,000.00	0.0001531	$125,886.48

Total Offering Amounts:							$822,250,000.00		125,886.48
Total Fees Previously Paid:									0.00
Total Fee Offsets:									96,835.75
Net Fee Due:									$29,050.73

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-11	333-290089	09/08/2025		$22,965.00				$	$
Fee Offset Claims		(2)	S-11	333-290089	09/08/2025		73,870.75
Fee Offset Sources	Fermi LLC		S-11	333-290089		09/08/2025							22,965.00
Fee Offset Sources	Fermi LLC		S-11	333-290089		09/24/2025							73,870.75

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Offset Note(s)

(1)	The Registrant previously paid registration fees of $22,965.00 in connection with the initial filing of this Registration Statement on Form S-11 on September 8, 2025 (the “Registration Statement”).
(2)	The Registrant previously paid registration fees of $73,870.75 in connection with the filing of Amendment No. 1 to the Registration Statement on Form S-11 on September 24, 2025.